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                                                                  Exhibit 23.1

                            MILLER, ELLIN & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS
                              INTERNATIONAL PLAZA
                750 LEXINGTON AVENUE, NEW YORK, N.Y. 10022-1200

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                                 (212) 750-9100

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                              FAX: (212) 750-2727


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the inclusion in the Prospectus constituting part of this Registration Statement on Amendment No. 1 to Form SB-2 of Tellurian, Inc. of our report dated March 29, 1996, except Note 1 which is July 2, 1996,
Note 10 which is dated August 2, 1996 and Note 5 which is dated October 3, 1996, relating to the financial statements of the Company for the years ended
December 31, 1995 and 1994.

         We also consent to the reference to us under the heading "Experts".


                                      Miller, Ellin & Company
                                    CERTIFIED PUBLIC ACCOUNTANTS


October 31, 1996